SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

The original Form 8-K has been amended by this 8-K/A to replace a mistakenly filed Pooling and Servicing Agreement.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported August 31, 2006)

NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2006-WF1
(Exact name of issuing entity as specified in its charter)

NOMURA ASSET ACCEPTANCE CORPORATION
(Exact name of depositor as specified in its charter)

NOMURA CREDIT & CAPITAL, INC.
(Exact name of sponsor as specified in its charter)

Delaware	333-132108-03	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On August 30, 2006, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-WF1, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of August 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor (the “Sponsor”), Wells Fargo Bank, N.A., as securities administrator (“Securities Administrator”) and master servicer (“Master Servicer”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Certificates consist of thirteen (13) classes of certificates, designated as the “Class A-1 Certificates”, “Class A-2 Certificates”, “Class A-3 Certificates”, “Class A-4 Certificates”, “Class A-5 Certificates”, “Class A-6 Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class X Certificates”, “Class Certificates” and “Class R Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund, consisting of conventional, one- to four- family, fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have original terms of maturity up to 30 years and have an aggregate principal balance of approximately $340,979,043 as of August 1, 2006. The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated August 30, 2006, between the Sponsor, as seller, and the Depositor, as purchaser. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates were sold pursuant to the Amended and Restated Underwriting Agreement, dated July 1, 2006, between the Depositor and Nomura Securities International, Inc. (the “Representative”) and the Terms Agreement, dated as of August 30, 2006 (collectively, the “Underwriting Agreement”), among the Depositor, the Representative and Citigroup Global Markets Inc. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates were sold pursuant to the Purchase Agreement among the Depositor, the Representative and the Sponsor.

The Certificates have the following Initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
A-1	$133,955,000	Floating
A-2	$28,480,000	5.755
A-3	$37,886,000	5.769
A-4	$50,423,000	6.026
A-5	$26,149,000	6.257
A-6	$30,670,000	5.840
M-1	$11,764,000	6.132
M-2	$10,400,000	6.429
M-3	$5,967,000	6.700
M-4	$3,410,000	6.700

(1) Approximate.

The Certificates, other than the Class X, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated August 29, 2006 (the “Prospectus Supplement”), and the Prospectus, dated April 24, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class X, Class P and Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

A full copy of the ISDA Master Agreement with respect to the interest cap agreement for the benefit of the holders of the Class A-1 Certificates has been provided to the Trustee.

Item 9.01    Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of August 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-WF1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 8, 2007
NOMURA ASSET ACCEPTANCE CORPORATION

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of August 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-WF1 Certificates.	7